                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                -----------------------------------------------

                           Date:  September 30, 1996


                   NORTH AMERICAN INTEGRATED MARKETING, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


     33-27603                                          22-2942013
(Commission File No.)                        (IRS Employer Identification No.)


                               999 McBride Avenue
                                   Suite 200A
                        West Paterson, New Jersey  07424
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (201) 890-7330
              (Registrant's telephone number, including area code)

Item 2.    Acquisition or Disposition of Assets.
------

          (a) Pursuant to a Stock Purchase Agreement dated September 30, 1996 Registrant acquired through the payment of $1,000,000 to General Business Forms, Inc. its 82% common stock interest in Color Graphics, Inc. Registrant obtained the $1,000,000 through a loan from an affiliated company. Registrant's promissory note to the affiliated company requires repayment of $5,000 per month, 8% interest and a balloon payment at the end of five years. Registrant's Board based the consideration upon its good faith valuation of Color Graphics. There are no material relationships between General Business Forms, Inc. and Registrant or any of its affiliates, a director or officer of Registrant or any associate of such director or officer of Registrant.

          (b) Color Graphics is engaged in printing promotional material for direct mail distribution. Color Graphics will become a subsidiary of Registrant and continue to engage in printing promotional material for direct mail distribution through its existing facilities and equipment.

Item 5.   Other Events.
------

          By letter dated September 25, 1996 First Commercial and Financial Corp., Establishment, a Lichtenstein corporation ("First Commercial"), exercised its option under a Convertible Debenture Purchase Agreement dated May 17, 1996 with Registrant. Registrant will issue restricted stock to allow First Commercial to own 60% of Registrant. First Commercial also executed a five year irrevocable proxy (effective until September 24, 2001) in favor of Registrant's Chief Executive Officer, Nicholas Robinson, to vote all Registrant's common stock held by First Commercial.

Item 7.   Financial Statements and Exhibits.
------

          (a) Financial statements of businesses acquired.

          Filed as part of this report are audited financial statements of Color Graphics for the three most recent fiscal years, June 30, 1993, June 30, 1994 and September 30, 1995. A manually signed accountant's report is included.

          (b) Pro forma financial information.

          It is impracticable for Registrant to provide the required pro forma financial information at this time. Registrant shall file such pro forma financial information relative to Color Graphics no later than sixty (60) days from October 15, 1996, the latest date that this report is due to be filed with the SEC.

          (c)  Exhibits.

               2.1  Stock Purchase Agreement
               2.2  Assignment from CG Partners, LP

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              NORTH AMERICAN INTEGRATED
                              MARKETING, INC.
                              (REGISTRANT)


                              --------------------------------------------------
                              (signature)
                              Name:  Robert W. Paltrow
                              Title: Secretary/Treasurer

              [LETTERHEAD OF KATCH, TYSON & COMPANY APPEARS HERE]

                                    9/30/95

Color Graphics, Inc.
101 Commerce Drive
Moorestown, New Jersey  08057

                         INDEPENDENT AUDITOR'S REPORT
                         ----------------------------

We have audited the accompanying statement of financial position of Color Graphics, Inc., as of September 30, 1995 and the related statement of income and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Color Graphics, Inc. at September 30, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                Respectfully submitted,


                                                /s/ Katch, Tyson & Company
                                                KATCH, TYSON & COMPANY

October 28, 1995

                                                            EXHIBIT A
                                                            ---------
                             COLOR GRAPHICS, INC.
                             --------------------

                        STATEMENT OF FINANCIAL POSITION
                        -------------------------------

                              SEPTEMBER 30, 1995
                              ------------------

                                    ASSETS
                                    ------

CURRENT ASSETS:
  Cash and Cash Equivalents (8)                            $    26,064
  Accounts Receivable--Net of Allowance
    for Doubtful Accounts of $143,183 (2,7)                  6,365,555
  Inventories (3)                                              770,069
  Prepaid Expenses                                              76,612
  Prepaid Income Taxes                                          47,357
  Deferred Income Taxes (11)                                   129,243
                                                           -----------
     Total Current Assets                                                 $  7,414,900

PROPERTIES (4,8,9):
                                          Accumulated      Undepreciated
                                Cost      Depreciation         Cost
                             -----------  ------------     -------------
   Machinery and Equipment   $ 6,135,765  $ 3,407,805      $ 2,727,960
   Leased Property under
     Capital Lease             1,931,216    1,563,395          369,821
   Office Furniture and
     Equipment                   421,160      377,150           44,010
   Vehicles                       61,088       57,212            3,876
   Construction in
     Progress (12)               169,468          -            169,468
                             -----------  -----------      -----------
      Totals                   8,710,697    5,403,567        3,315,135
Unamortised Leasehold
  Improvements                                                 100,533       3,415,668

OTHER ASSETS:

  Unamortised Computer Software Costs (5)                        1,333
  Cash Surrender Value of Life Insurance (6)                   204,414
  Deposits                                                      59,592
  Lease Refinancing Charges (5)                                 19,645
  Life Insurance Surrender Charges (5)                         100,372
  Loan Acquisition Costs (5)                                    86,972
                                                           -----------

     Total Other Assets                                                        472,328
                                                                          ------------

         Total Assets (7,8)                                               $ 11,302,896
                                                                          ============

                     LIABILITIES AND STOCKHOLDERS' EQUITY
                     ------------------------------------
CURRENT LIABILITIES:
  Note Payable--Bank (7)                                   $  3,286,070
  Current Maturities of Long-Term Indebtedness (1,8,9)        1,104,384
  Customer Deposits                                              86,622
  Accounts Payable (1)                                          816,097
  Accrued Payroll and Expenses                                  473,864
  Accrued Profit-Sharing Plan Contribution (10)                  70,619
                                                           ------------
     Total Current Liabilities                                            $  5,837,656

LONG-TERM INDEBTEDNESS:
  Notes Payable and Obligation under
    Capital Lease (1,8,9)                                     1,958,333
  Deferred Rent (9)                                              91,337
  Deferred Income Taxes (11)                                    571,254
                                                           ------------

     Total Long-Term Indebtedness                                            2,620,928
                                                                          ------------

          Total Liabilities                                                  8,458,584
STOCKHOLDERS' EQUITY:
  Common Stock--2,500 Shares Authorized;
    333 1/3 Shares Issued and Outstanding;
    No Par Value                                                 35,000
  Retained Earnings:
    Balance--Beginning of Year            $ 1,288,643
    Add--Net Income for the Year
      Ended September 30, 1995 (Exhibit 8)  1,795,669
                                          -----------

    Balance End of Year                                       3,084,312

    Less--Treasury Stock (50 Shares at Cost)                   (275,000)
                                                           ------------

     Total Stockholders' Equity                                              2,844,312
                                                                          ------------

         Total Liabilities and Stockholders' Equity                       $ 11,302,896
                                                                          ============


        The accompanying notes are an integral part of this statement.

        KATCH, TYSON & COMPANY            Certified Public Accountants

                             COLOR GRAPHICS, INC.
                             --------------------

                              STATEMENT OF INCOME
                              -------------------

                         YEAR ENDED SEPTEMBER 30, 1995
                         -----------------------------

                                                                        Percent
                                                           Amount       to Sales
                                                        ------------    --------
Sales                                                   $ 21,989,914     102.71
Less: Sales Allowances                                       580,282       2.71
                                                        ------------    -------

Net Sales (2)                                             21,409,632     100.00

Cost of Sales (1)                                         15,202,726      71.01
                                                        ------------    -------

Gross Profit on Sales                                      6,206,906      28.99
                                                        ------------     ------

Operating Expenses:

  Selling Expenses                                         1,517,573       7.09
  Administrative Expenses                                  1,214,835       5.67
                                                        ------------     ------

    Total Operating Expenses                               2,732,408      12.76
                                                        ------------     ------

Income from Operations                                     3,474,498      16.23
                                                        ------------     ------

Other (Income) and Expenses:

  Scrap Income                                              (302,888)     (1.41)
  Miscellaneous Income                                       (22,492)      (.11)
  Gain on Sale of Properties                                 (12,950)      (.06)
  Interest Expense (1,7,8,9)                                 481,179       2.25
  Profit-Sharing Plan Contribution (10)                      248,048       1.16
                                                        ------------     ------

    Total Other (Income) and Expenses                        390,897       1.83
                                                        ------------     ------

Income before Provision for Income Taxes                   3,083,601      14.40

Provision for Income Taxes (11)                            1,287,932       6.02
                                                        ------------     ------

Net Income (Exhibit A)                                  $  1,795,669       8.38
                                                        ============     ======


        The accompanying notes are an integral part of this statement.

                                                                       EXHIBIT C
                                                                       ---------

                             COLOR GRAPHICS, INC.
                             --------------------

                            STATEMENT OF CASH FLOWS
                            -----------------------

                         YEAR ENDED SEPTEMBER 30, 1995
                         -----------------------------

Cash Flows from Operating Activities:

  Net Income                                                        $ 1,795,669

  Adjustments to Reconcile Net Income to Net Cash
    Provided by Operating Activities:
      Depreciation and Amortization                    $   717,835
      (Gain) on Sale of Properties                         (12,950)
      Provision for Bad Debts                               48,000
      Increase in Deferred Taxes                           220,418
    (Increase) Decrease in Assets:
      Accounts Receivable                               (3,626,412)
      Inventories                                          (55,865)
      Prepaid Expenses                                     (67,978)
    Increase (Decrease) in Liabilities:
      Customer Deposits                                   (600,250)
      Accounts Payable                                    (368,016)
      Accrued Payroll and Expenses                         225,317
      Accrued Profit-Sharing Plan Contribution             (12,271)
      Accrued Income Taxes                                (114,543)
      Deferred Rent                                        (35,220)
                                                       -----------
        Total Adjustments                                            (3,681,935)
                                                                    ------------

       Net Cash (Used In) Operating Activities                       (1,886,266)

Cash Flows from Investing Activities:

  Proceeds from Sale of Properties                          14,500
  Purchase of Properties                                  (434,752)
  Decrease in Cash Surrender Value of Life Insurance         1,445
                                                       -----------
        Net Cash (Used In) Investing Activities                        (418,807)

Cash Flows from Financing Activities:

  Increase in Note Payable--Bank                         3,252,379
  Principal Payments of Long-Term Indebtedness            (934,927)
                                                       -----------

        Net Cash Provided by Financing Activities                     2,317,452
                                                                    -----------

Net (Increase) in Cash and Cash Equivalents                              12,379

Cash and Cash Equivalents, Beginning of Period                           13,685
                                                                    -----------

Cash and Cash Equivalents, End of Period                            $    26,064
                                                                    -----------

        The accompanying notes are an integral part of this statement.

                                                                      EXHIBIT C
                                                                      ---------
                                                                     (Continued)

                             COLOR GRAPHICS, INC.
                             --------------------

                            STATEMENT OF CASH FLOWS
                            -----------------------

                         YEAR ENDED SEPTEMBER 30, 1995
                         -----------------------------

Supplemental Disclosures of Cash Flow Information:

  Cash Paid During the Period for:
    Interest                                                    $   479,137
    Income Taxes                                                $ 1,229,414


Disclosure of Accounting Policy:

  For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.




        The accompanying notes are an integral part of this statement.

                             COLOR GRAPHICS, INC.
                             --------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                              SEPTEMBER 30, 1995
                              ------------------

NOTE 1 - RELATED PARTY
----------------------

The Company is an 82% owned subsidiary of General Business Forms, Inc. (parent company). Transactions with the parent company during the year ended September 30, 1995 include purchases of printing (cost of sales) of $3,339,006 and interest expense of $113,456. Trade accounts payable to the parent company amounted to $274,087 at September 30, 1995.

The Company has a note payable (Note 8) and a capital lease obligation (Note 9) to the parent company. The parent company also guarantees various bank loans and an operating lease (Notes 7, 8 and 9).

NOTE 2 - CONCENTRATIONS OF CREDIT RISK
--------------------------------------

The Company is engaged in printing promotion material for direct mail distribution throughout the United States by customers located in the eastern part of the country. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. Sales to two major customers accounted for 56% of total sales for the year ended September 30, 1995 and 68% of total accounts receivable at September 30, 1995. The Company maintains reserves for potential credit losses and such losses have been within management's expectations.

NOTE 3 - INVENTORIES
--------------------

Inventories are stated at the lower of cost (determined by last-in, first-out method for paper, and by the first-in, first-out method for the remainder of the inventories) or market. If the first-in, first-out method of inventory accounting had been used for all inventories, inventory costs at September 30, 1995 would have been $233,050 higher than reported.

As of September 30, 1995, components of the inventories consist of the following:

                Paper                   $ 571,241
                Other Raw Materials        73,869
                Work-in-Process           124,959
                                        ---------

                                Total   $ 770,069
                                        =========

NOTE 4 - PROPERTIES
-------------------

Properties, which are stated at cost, are being depreciated or amortized over the estimated useful lives of the assets on the straight-line and accelerated methods. Depreciation and amortization of properties amounts to $659,642 for the year ended September 30, 1995.

                             COLOR GRAPHICS, INC.
                             --------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                              SEPTEMBER 30, 1995
                              ------------------

NOTE 5 - DEFERRED AND PREPAID COSTS
-----------------------------------

Deferred and Prepaid Costs are amortized on a straight line basis. The amortization period and expense were as follows for the year ended Sep-tember 30, 1995:

                                                Period          Expense
                                                ------          --------
        Computer Software Costs                  5 Yrs.         $  3,068
        Lease Refinancing Charges (Note 9)       3 Yrs.           26,193
        Life Insurance Surrender Charges        10 Yrs.           16,500
        Loan Acquisition Costs
          (Term of Related Debt)                12 Yrs.           12,432
                                                                --------

             Total                                              $ 58,193
                                                                ========

NOTE 6 - STOCK REDEMPTION AGREEMENT
-----------------------------------

The Company and its stockholders have an agreement which requires the Company to purchase all shares of common stock owned by a stockholder in the event of the stockholder's death, disability or termination of employment. The purchase price shall be the amount stated in the most recent Certificate of Agreed Value signed by all stockholders. The stockholders have agreed to a value of $20,000 per share. The Company carries $1,000,000 of life insurance on its minority stockholder/officer and $5,000,000 on the president of the parent company (Note
1) to fund the agreement. Any excess of the purchase price over life insurance proceeds is to be paid in cash or by negotiable promissory note to be satisfied in equal, consecutive monthly installments not to exceed sixty months, including interest as stated in the agreement.

NOTE 7 - NOTE PAYABLE - BANK
----------------------------

The note payable to bank consists of a short-term revolving line of credit with American National Bank of Chicago which expires March 31, 1996. Interest is payable monthly at the prime rate plus 1/4%. Under the terms of the agreement, the Company has a maximum credit line of $3,500,000 which permits borrowing on a percentage of qualified accounts receivable as defined in the agreement. According to the terms of the agreement, the bank has a security interest in all business assets. Repayment is quaranteed by the stockholders.

                             COLOR GRAPHICS, INC.
                             --------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                              SEPTEMBER 30, 1995
                              ------------------


NOTE 8 - LONG-TERM INDEBTEDNESS
--------------------------------

Long-term indebtedness consists of the following at September 30, 1995:

The note payable to General Business Forms, Inc., (Note 1)
is unsecured with interest payable monthly at the prime rate plus 3/4% and principal of $100,000 payable quarterly. The
indebtedness is subordinated to notes payable to American
National Bank of Chicago (Note 7) and the National City
Bank of Minneapolis (See below).                                    $ 1,000,000

The note payable to American National Bank of Chicago,
secured by equipment and guaranteed by the stockholders, is
payable in monthly installments of $13,889 plus interest at
the prime rate plus 1/4%. The note matures in March, 1997.              250,000

The note payable to American National Bank of Chicago, not
to exceed $1,000,000, is secured by equipment and guaran-
teed by the stockholders is payable in monthly installments
of interest only at the prime rate plus 1/4% through June 30,
1996. Beginning July, 1996 the note is payable in monthly
installments of $27,778 plus interest at the prime rate plus
1/4%. The balance due is payable in a balloon payment on
June 30, 1999. (Note 12)                                                 81,478

The note payable to National City Bank of Minneapolis, in
connection with the issuance of Industrial Revenue Bonds by
the New Jersey Economic Development Authority, is secured by equipment. The note is also secured by an irrevocable letter of credit provided by American National Bank. The letter of
credit is secured by all assets of the Company and is guaran-
teed by General Business Forms, Inc. The agreement provides
for the Company to maintain a certain working capital ratio, minimum net worth and cash flows, as well as other covenants.
At September 30, 1995, the Company is in compliance with all provisions of the loan agreement. The note is payable in
annual installments ranging from $165,000 to $255,000 plus
interest at rates ranging from 7.4% to 7.8%. The note matures
in September, 2002.                                                   1,440,000

Obligation under Capital Lease (Note 9)                                 291,239
                                                                    -----------
        Totals                                                        3,062,717

Less--Current Maturities of Long-Term Indebtedness                    1,104,384
                                                                    -----------
Long-Term Indebtedness                                              $ 1,958,333
                                                                    ===========

                             COLOR GRAPHICS, INC.
                             --------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                              SEPTEMBER 30, 1995
                              ------------------

NOTE 8 - LONG-TERM INDEBTEDNESS (Continued)
-------------------------------------------

As of September 30, 1995, long-term indebtedness is to be liquidated as follows:

               Year Ending
              September 30,
              -------------

                  1997                         $    658,333
                  1998                              390,000
                  1999                              200,000
                  2000                              220,000
                  2001                              235,000
               Thereafter                           255,000
                                               ------------
                          Total                $  1,958,333
                                               ============

NOTE 9 - LEASE COMMITMENTS
--------------------------

Capitalized Lease Obligation:

The Company has financed the purchase of certain equipment through a leasing arrangement with General Business Forms, Inc. (Note 1). For financial reporting purposes, the assets and liability under this lease are capitalized at the lower of the present value of the minimum lease payments or the fair value of the assets. The interest rate on this capital lease is 8% and is imputed based on the lower of the Company's incremental borrowing rate at the inception of the lease or the lessor's implicit rate of return. The lease, which is noncancelable, expires in June, 1996.

During 1993, the Company renegotiated two of its capital leases with P.C. Leasing, A Division of Phoenixcor, Inc., in order to extend the repayment term and to reduce the monthly payment. As a result General Business Forms, Inc., became the primary obligor on a promissory note and in turn leased the equipment to the Company under the same terms as the note payable to P.C. Leasing. Costs incurred for the renegotiation are being amortized over the remaining term of the lease (Note 5).

The following is a schedule by years of future minimum lease payments under the capital lease together with the present value of the total minimum lease payments as of September 30, 1995:

               Year Ending
               September 30,
               ------------
                   1996                                  $  302,090

  Less--Amount Representing Interest                         10,851

  Present Value of Total Minimum Lease                   $  291,239
    Payments (Note 8)
                                                         ==========

  Current Portion                                        $  291,239
                                                         ==========

                             COLOR GRAPHICS, INC.
                             --------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                              SEPTEMBER 30, 1995
                              ------------------

NOTE 9 - LEASE COMMITMENTS (Continued)
--------------------------------------

Operating Lease Obligations:

The Company leases plant and office facilities under noncancelable operating leases expiring at various dates through 1998. The future minimum rental payments required under these leases, which have initial or remaining noncancelable lease terms in excess of one year as of September 30, 1995 are as follows:

                   Year Ending
                  September 30,
                  -------------

                      1996                          $   526,381
                      1997                              526,381
                      1998                              317,816
                                                    -----------
                          Total                     $ 1,370,578
                                                    ===========

Rent expense amounted to $526,342 for the year ended September 30, 1995. Rent expense is recorded on a straight-line basis over the life of the lease. The difference between the expense and the amount paid is a deferred liability.

The leases require the Company to pay for insurance, operating expenses and a portion of real estate taxes.

The Moorestown plant lease is guaranteed by General Business Forms, Inc. (Note
1). The unexpired portion of this lease at September 30, 1995, amounts to $988,191.

NOTE 10 - PROFIT-SHARING PLAN
-----------------------------

The Company maintains a profit-sharing plan for the benefit of substantially all employees who have been employed by the Company for one year. The plan provides for a fixed contribution determined by formula, and allows for employee contributions under a deferred compensation arrangement. The contribution to the plan was $248,048.

NOTE 11 - INCOME TAXES
----------------------

The Company is a member of an affiliated group that files a consolidated federal income tax return. The group uses the individual taxable income method to allocate the consolidated tax liability among its members. Under the individual taxable income method, the tax liability of the group is allocated among the members in the ratio that the portion of the consolidated taxable income attributable to that member bears to the consolidated taxable income.

                             COLOR GRAPHICS, INC.
                             --------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                              SEPTEMBER 30, 1995
                              ------------------


NOTE 11 - INCOME TAXES (Continued)
----------------------------------

The Company files separate state income tax returns.

The provision for income taxes consists of the following at September 30, 1995:

                Income Taxes Currently Payable                  $ 1,065,603
                Prior Period Under Accrual of Income Taxes            1,911
                Deferred Income Taxes                               220,418
                                                                -----------

                        Total                                   $ 1,287,932
                                                                ===========

Deferred income taxes have resulted from temporary differences which arose from:
1) the Companies depreciating its properties on the straight-line and accelerated methods for financial reporting purposes, and using tax accelerated methods for income tax purposes; 2) the computation of bad debt expense on the reserve method for financial reporting purposes, and on the direct write-off method for income tax purposes; 3) the computation of inventory costs under the full absorption method for financial reporting purposes, and under the uniform capitalization rules for income tax purposes; 4) the computation of the liability for accrued vacation pay under generally accepted accounting principles for financial reporting purposes and under the Tax Reform Act of 1986 for income tax purposes; and 5) rent expense being recorded on a straight line basis for financial reporting purposes, and expensed as paid for income tax purposes.

NOTE 12 - PURCHASE COMMITMENTS
------------------------------

Outstanding purchase commitments for new machinery and equipment amount to $919,000 at September 30, 1995. Advance payments of $67,000 were made against these commitments. The purchase commitments include a $750,000 commitment to the Parent Company for the purchase of a press. This acquisition will be financed by borrowing against the $1,000,000 line of credit discussed in Note 8.

NOTE 13 - USE OF ESTIMATES
--------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 14 - SUBSEQUENT EVENT
--------------------------

Effective October 1, 1995, sales personnel, previously on the Company's payroll, was transferred to a related company. It is anticipated that the profits of the Company will not be adversely affected by the transfer of personnel.

       [LETTERHEAD OF GOLDENBERG, ROSENTHAL & FRIEDLANDER APPEARS HERE]


                         Independent Auditor's Report


                                                                   July 29, 1994


Stockholders
Color Graphics, Inc.
Moorestown, New Jersey


        We have audited the accompanying balance sheets of COLOR GRAPHICS, INC. as of June 30, 1994 and 1993 and the related statements of operations and retained earnings and of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of COLOR GRAPHICS, INC. as of June 30, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

        As discussed in Note 1 to the financial statements, the Company changed its method of accounting for income taxes in 1994 as required by the provisions of Statement of Financial Accounting Standards No. 109.


                                        /s/ Goldenberg Rosenthal Friedlander
                                        ----------------------------------------
                                        Goldenberg Rosenthal Friedlander
                                         formerly known as Goldenberg/Rosenthal


   MEMBERS:  AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS . PENNSYLVANIA
                   INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
           ASSOCIATED REGIONAL ACCOUNTING FIRMS . TGI INTERNATIONAL

                             COLOR GRAPHICS, INC.
                                BALANCE SHEETS

                                                              June 30
                                                      -------------------------

  ASSETS (Notes 5 and 6)                                1994           1993/*/
                                                     ----------      ----------
Current assets
  Cash and cash equivalents (Note 1)                 $   14,189      $  232,844
  Accounts receivable, net of allowance for
     doubtful accounts of $83,000 in 1994 and
     $86,000 in 1993 (Note 14)                        3,480,494       3,633,087
  Inventories (Notes 1 and 2)                           423,481         573,885
  Prepaid expenses                                       66,549          89,553
  Prepaid income taxes                                      -            44,058
  Deferred income taxes (Note 9)                         82,000             -
                                                     ----------      ----------

  Total current assets                                4,066,693       4,573,427
                                                     ----------      ----------


Property, plant and equipment (Notes 1, 3, and 7)     8,604,133       7,694,142
  Less accumulated depreciation and amortization      4,873,103       4,275,468
                                                     ----------      ----------

                                                      3,731,030       3,418,674
                                                     ----------      ----------


Other assets (Notes 1, 4 and 12)                        579,808         719,530
                                                     ----------      ----------

                                                     $8,377,531      $8,711,631
                                                     ==========      ==========

                                                             June 30
                                                     --------------------------
  LIABILITIES AND STOCKHOLDERS' EQUITY
     (DEFICIENCY)                                       1994            1993/*/
                                                     ----------      ----------
Current liabilities
  Note payable, bank (Note 5)                        $  669,461      $1,663,475
  Current portion of long-term debt (Note 6)            624,958         606,037
  Customer deposit                                          -           260,662
  Accounts payable (Note 11)                          1,056,249       1,198,161
  Accrued expenses                                      485,941         578,860
  Accrued profit sharing contribution (Note 8)          295,000             -
  Income taxes payable                                  282,455             -
                                                     ----------      ----------

  Total current liabilities                           3,414,064       4,727,195
                                                     ----------      ----------

Long-term debt
  Notes payable and obligations under capitalized
     leases, net of current portion (Notes 6 and 7)   3,706,548       3,873,174
  Deferred rent (Note 1)                                101,508         135,360
  Deferred income taxes (Note 9)                        244,000             -
                                                     ----------      ----------

                                                      4,052,056       4,008,534
                                                     ----------      ----------

Commitments (Note 10)

Stockholders' equity (deficiency)(Note 4)
  Common stock, no par value
     Authorized  2,500 shares
     Issued    333-1/3 shares                            35,000          35,000
  Retained earnings                                   1,151,411         215,902
                                                     ----------      ----------
                                                      1,186,411         250,902
  Less treasury stock, 50 shares at cost             (  275,000)     (  275,000)
                                                     ----------      ----------

                                                        911,411      (   24,098)
                                                     ----------      ----------

                                                     $8,377,531      $8,711,631
                                                     ==========      ==========


* Reclassified to conform with the presentation for 1994


                       See notes to financial statements
                                       2

                             COLOR GRAPHICS, INC.
                STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                                                        Year Ended June 30
                                                ------------------------------------------------------------------------
                                                               1 9 9 4                           1 9 9 3 *
                                                ----------------------------------    ----------------------------------
                                                                            % to                                % to
                                                                            Sales                               Sales
                                                                           -------                             --------
Net sales (Note 14)                             $14,699,427                 100.O%      $13,864,900             100.0%

Cost of sales (Note 11)                          10,333,592                  70.3        10,638,638              76.7
                                                -----------                 ------      -----------            --------

Gross profit                                      4,365,835                  29.7         3,226,262              23.3
                                                -----------                 ------      -----------            --------

Operating expenses
  Selling expenses                                1,287,182                   8.7         1,876,822              13.6
  Administrative expenses                         1,110,972                   7.6           886,746               6.4
                                                -----------                 ------      -----------            --------

  Total operating expenses                        2,398,154                  16.3         2,763,568              20.0
                                                -----------                 ------      -----------            --------

Income from operations                            1,967,681                  13.4           462,694               3.3


Other expense
  (Notes 8 and 13)                             (    571,172)               (  3.9 )    (    389,380)          (   2.8  )
                                                -----------                 ------      -----------            --------

Income before non-recurring
  items and provision for
  income taxes                                    1,396,509                   9.5            73,314                .5

Non-recurring items (Note 15)                           -                     -        (    157,044)          (   1.1  )
                                                -----------                 ------      -----------            --------

Income (loss) before provision
  for income taxes                                1,369,509                   9.5       (    83,730)          (    .6  )

Provision for income taxes
  (Note 9)                                          623,000                   4.2            14,000                .1
                                                -----------                 ------      -----------            --------

Income (loss) before cumulative
  effect of a change in
  accounting principle                              773,509                   5.3       (    97,730)          (    .7  )


Cumulative effect of a
  change in accounting
  principle (Notes 1 and 9)                         162,000                   1.1               -                  -
                                                -----------                 ------      -----------            --------

Net income (loss)                                   935,509                   6.4%      (    97,730)          (    .7% )
                                                                           ======                              ========

Retained earnings
  Beginning of year                                 215,902                                 313,632
                                                -----------                             -----------

  End of year                                   $ 1,151,411                             $   215,902
                                                ===========                             ===========

*Reclassified to conform with
  the presentation for 1994

                       See notes to financial statements
                                       3

                             COLOR GRAPHICS, INC.
                           STATEMENTS OF CASH FLOWS



                                                   Year Ended June 30
                                               ---------------------------

                                                  1994             1993
                                               ----------       ----------

Cash flows from operating activities
  Net income (loss)                            $  935,509      ($   97,730)
                                               ----------       ----------
  Adjustments to reconcile net income
     (loss) to net cash provided by
     operating activities
        Depreciation and amortization             681,615          659,210
        Deferred income taxes                     162,000              -
        Gain on sale of property,
           plant and equipment                (    17,250)             -
        Provision for doubtful accounts       (     3,010)     (    10,485)
        (Increase) decrease in assets
           Accounts receivable                    257,021      (   389,853)
           Miscellaneous receivables                  -              4,383
           Inventories                            150,424      (   177,358)
           Prepaid expenses                        23,004            4,163
           Other assets                       (    10,581)             -
           Prepaid income taxes                    44,058      (    44,058)
        Increase (decrease) in liabilities
           Accounts payable and accrued
              expenses                        (   234,831)         209,105
           Deferred rent                      (    33,852)     (    35,218)
           Income taxes payable                   282,455            3,195
           Customer deposit                   (   260,662)         260,662
           Accrued profit sharing                 295,000              -
                                               ----------       ----------

  Total adjustments                             1,335,391          477,356
                                               ----------       ----------

  Net cash provided by operating activies       2,270,900          379,626
                                               ----------       ----------

Cash flows from investing activities
  Proceeds from sale of property,
     plant and equipment                           17,250              -
  Purchase of property, plant and
     equipment                                (   948,607)     (   265,266)
  Purchase of computer software                       -        (     2,867)
  (Increase) decrease in cash surrender
     value of life insurance, net of
     payment and amortization of
     policy surrender changes                       3,521            6,822
                                               ----------       ----------

  Net cash used in investing activities       (   927,836)     (   261,311)
                                               ----------       ----------



(continued)



                       See notes to financial statements
                                       4

                             COLOR GRAPHICS, INC.
                           STATEMENTS OF CASH FLOWS

(continued)

                                                   Year Ended June 30
                                                ------------------------

                                                   1994           1993
                                                ----------      --------
Cash flows from financing activities
  Net increase (decrease) in note payable,
      bank                                     ( 1,214,014)      505,604
  Net proceeds from long-term debt                 500,000       161,635
  Principal payments on long-term debt         (   847,705)    ( 564,798)
                                                ----------      --------

  Net cash provided by (used in) financing
      activities                               ( 1,561,719)      102,441
                                                ----------      --------
Net Increase (decrease) in cash and cash
      equivalents                              (   218,655)      220,756

Cash and cash equivalents, beginning of year       232,844        12,088
                                                ----------      --------

Cash and cash equivalents, end of year          $   14,189      $232,844
                                                ==========      ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION

  Cash paid (received) during the year for
     Interest                                   $  452,000      $519,000
     Income taxes                              (    31,000)       65,000

SUPPLEMENTAL SCHEDULE OF NON-CASH
  INVESTING AND FINANCING ACTIVITIES

  Long-term debt and other assets as of June 30, 1993 includes $23,839 of loan proceeds held in trust which were drawn down during 1994.
      (see Notes 6 and 12)

  During 1993, the Company renegotiated two capital leases resulting in an increase of $78,579 to the capital lease obligation
      (see Note 7).

  During 1993, the Company converted $765,000 of accounts payable due to its parent company (General Business Forms) to long-term debt (see Note 6).


                       See notes to financial statements
                                       5

                             COLOR GRAPHICS, INC.
                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Cash and Cash Equivalents

        For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     Inventories

        Inventories are stated at the lower of cost (first-in, first-out) or market.

     Property, Plant and Equipment and Depreciation

        Property, plant and equipment are stated at cost. Depreciation is provided by use of the straight-line and accelerated methods over the estimated useful lives of the related assets.

     Intangibles and Other Assets

        Computer software and trademark costs are being amortized on the straight-line method over a period of five years.

        Loan acquisition costs are being amortized on the straight-line method over the term of the related debt which is twelve years.

        Life insurance surrender charges are being amortized over a ten year period.

        Charges related to the renegotiation of capital leases are being amortized over the remaining term of the leases which is three years.

     Amortization of Deferred Rent

        Rent expense for operating plant and office facilities is recorded on the straight-line basis over the term of the lease. The difference between the expense and amount paid is treated as an adjustment to the deferred liability.

                             COLOR GRAPHICS, INC.
                         NOTES TO FINANCIAL STATEMENTS


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

        Income Taxes

                In February, 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS No. 109"). SFAS No. 109 requires a change from the deferred method of accounting for income taxes of APB Opinion No. 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.


2.  INVENTORIES

                As of June 30, 1994 and 1993, inventories consisted of the following:


                                                1994            1993
                                             ----------      ----------
                Paper                          $322,437        $420,657
                Other raw materials              99,906         118,249
                Work-in-process                   1,118          34,979
                                             ----------      ----------

                                               $423,461        $573,885
                                             ==========      ==========

                             COLOR GRAPHICS, INC.
                         NOTES TO FINANCIAL STATEMENTS



3.  PROPERTY, PLANT AND EQUIPMENT

                The following is a summary of property, plant and equipment and related accumulated depreciation and amortization as of June 30, 1994 and 1993:

                                                June 30
                        ------------------------------------------------------

                                  1994                         1993
                        -------------------------    -------------------------
                                      Accumulated                  Accumulated
                                     Depreciation                 Depreciation
                                          and                          and
                           Cost      Amortization       Cost      Amortization
                        ------------ ------------    ------------ ------------

Machinery and equipment  $5,836,286   $2,836,688      $4,891,796   $2,405,123
Leased property under
  capitalized leases      1,956,024    1,411,497       1,956,024    1,269,512
Office furniture and
  equipment                 407,392      358,311         403,274      336,611
Vehicles                     61,088       57,212          99,705       89,712
Leasehold improvements      343,343      209,395         343,343      174,510
                         ----------   ----------      ----------   ----------

                         $8,604,133   $4,873,103      $7,694,142   $4,275,468
                         ==========   ==========      ==========   ==========


4.  STOCK RESTRICTIONS

                The Company and its stockholders have an agreement which requires the Company to purchase all shares of common stock owned by a stockholder in the event of the stockholder's death, disability or termination of employment. The purchase price shall be the amount stated in the most recent Certificate of Agreed Value signed by all stockholders which is $7,500 per share as of June 30, 1994. Life insurance is carried on the lives of the stockholders to fund the agreement. Any excess of the purchase price of the common stock over the life insurance proceeds is to be paid in cash or by negotiable promissory note to be satisfied in equal, consecutive monthly installments not to exceed sixty months, including interest as stated in the agreement. The cash surrender value of life insurance was $203,032 and $190,053 as of June 30, 1994 and 1993, respectively.

                             COLOR GRAPHICS, INC.
                         NOTES TO FINANCIAL STATEMENTS



5.  NOTE PAYABLE, BANK

                Note, payable to bank, consists of a short-term revolving line of credit with American National Bank of Chicago which expires January 31, 1995. Interest is payable monthly at prime plus 1% (prime was 7-1/4% as of June 30, 1994). Under the terms of the agreement, the Company has a maximum credit line of $2,500,000 which permits borrowing on a percentage of qualified accounts receivable as defined in the agreement. According to the terms of the agreement, the bank has a security interest in all business assets. Repayment is guaranteed by the stockholders. As of June 30, 1994 and 1993, amounts outstanding were $669,461 and $1,883,475, respectively.


6.  LONG-TERM DEBT

                Long-term debt consists of the following:

                                                                June 30
                                                        -------------------------
                                                           1994           1993
                                                        ----------     ----------

Notes payable to General Business Forms,
    Inc. (Parent Company); unsecured with no
    set repayment schedule; interest payable
    monthly at rates ranging from prime plus
    1% to prime plus 1-1/2%.  Subordinated to
    notes payable to American National Bank
    of Chicago (see Note 5) and National City
    Bank of Minneapolis (see below), except
    for $100,000 per quarter, which is
    permitted to be repaid to the Parent
    Company beginning July 1, 1994                      $1,450,000     $1,450,000

Note, payable to American National Bank, in
    36 monthly installments of $13,889, plus
    interest at prime plus 1%, (prime was
    7-1/4% as of June 30, 1994);
    collateralized by equipment and
    guaranteed by the Company's
    stockholders                                           458,333           -

Obligations under capitalized leases (see
    Note 7)                                                693,173        968,440

Note, payable to bank in connection with
    issuance of Industrial Revenue Bonds (a)             1,730,000      1,860,000

Term note; repaid during the current year                     -           400,771
                                                        ----------     ----------
                                                         4,331,506      4,679,211
Less current portion                                       624,958        806,037
                                                        ----------     ----------
                                                        $3,706,548     $3,873,174
                                                        ==========     ==========

                             COLOR GRAPHICS, INC.
                         NOTES TO FINANCIAL STATEMENTS

6. LONG-TERM DEBT (continued)

   (a) Note, payable to National City Bank of Minneapolis in annual principal installments ranging from $140,000 to $255,000 through September, 2002, at rates ranging from 7.2% to 7.8%. The note, which was issued in connection with the issuance of Industrial Revenue Bonds by the New Jersey Economic Development Authority, is collateralized by printing equipment. Under the terms of the agreement, the Company must meet certain compliance requirements in order to draw down the remaining available proceeds. As of June 30, 1994, all such loan proceeds have been drawn down (see Note 12).

         The note payable to National City Bank of Minneapolis is collateralized by an irrevocable letter of credit with American National Bank, of which $1,806,841 is available as of June 30, 1994. The letter of credit is collateralized by all assets of the Company and is guaranteed by the stockholders. The agreement provides for the Company to maintain a specified working capital ratio, minimum net worth and cash flows, as well as certain other covenants.

         As of June 30, 1994, scheduled maturities of all of the above obligations are as follows:

             Years Ending June 30
             --------------------

                    1995                        $  624,958
                    1996                           661,541
                    1997                           320,007
                    1998                           175,000
                    1999                           190,000
                 Thereafter                      2,360,000
                                                ----------

                                                $4,331,506
                                                ==========

          Interest expense on all borrowings amounted to $449,000 and $516,000 for 1994 and 1993, respectively.

7. CAPITALIZED LEASE OBLIGATIONS

          The Company has financed the purchase of certain equipment through leasing arrangements. For financial reporting purposes, lease rentals relating to this equipment have been capitalized using the Company's borrowing rate at the inception of the leases.

          During 1993, the Company renegotiated two of its capital leases in order to extend the repayment term and to reduce the monthly payment. As a result, the lease obligation was increased by $78,579. The corresponding charge has been capitalized, included in other assets and is being amortized over the remaining term of the lease, three years (see Note 12).

                             COLOR GRAPHICS, INC.
                         NOTES TO FINANCIAL STATEMENTS



7.  CAPITALIZED LEASE OBLIGATIONS (continued)

             The Company's minority stockholder has guaranteed repayment of the above lease.

             The following is a schedule, by years, of future minimum lease payments under capital leases together with the present value of the total minimum lease payments as of June 30, 1994:


                       Years Ending June 30,
                       ---------------------

                                1995                         $362,508
                                1996                          362,508
                                1997                           30,209
                                                             --------
                   Total minimum lease payments               755,225
                   Less amount representing interest           62,052
                                                             --------

                   Present value of total minimum
                     lease payments (Note 6)                 $693,173
                                                             ========


                   Current portion                           $318,291
                   Noncurrent portion                         374,882
                                                             --------

                                                             $693,173
                                                             ========

8.  PROFIT-SHARING PLAN

             The Company maintains a profit-sharing plan which covers substantially all employees. The Company's contribution to the Plan is determined by formula as provided in the Plan. Effective October 1, 1987, the Plan allows employee contributions to be made under a deferred compensation arrangement. Company contributions to the Plan for the years ended June 30, 1994 and 1993 was $295,000 and $-0-, respectively.


9.  INCOME TAXES

             As discussed in Note 1 to the financial statements, the Company adopted SFAS No. 109 effective July 1, 1993. The adoption of SFAS No. 109 changed the Company's method of accounting for income taxes from the deferred method to the asset and liability method. As a result of adoption, the Company recognized income of $162,000 during 1994, representing the cumulative effect of the change on results of operations for years prior to July 1, 1993. The 1993 financial statements have not been restated to apply the provisions of SFAS No. 109.

                             COLOR GRAPHICS, INC.
                         NOTES TO FINANCIAL STATEMENTS



9.  INCOME TAXES (continued)

             The provision for income taxes consists of the following:

                                           Year Ended June 30
                                         ----------------------

                                            1994        1993
                                         ----------   ---------

               Current
                 Federal                 $218,000     $14,000
                 State                     81,000         -


               Deferred
                 Federal                  275,000         -
                 State                     49,000         -
                                         --------     -------

                                         $623,000     $14,000
                                         ========     =======

             During 1994, the Company utilized approximately $700,000 in federal and state net operating loss carryforwards to offset current income taxes.


             As June 30, 1994, the net deferred tax liability recorded in the accompanying balance sheet is comprised of the following:

               Deferred tax liability for temporary
                 taxable differences                    ($594,000)
               Deferred tax assets for:
                 Tax credit carryforwards*                295,000
                 Deductible temporary differences**       137,000
                                                        ---------

               Net deferred tax liability               ($162,000)
                                                         ========


               Deferred income tax asset                 $ 82,000
               Deferred income tax liability            ( 244,000)
                                                         --------

               Net deferred tax liability               ($162,000)
                                                         ========


       * As of June 30, 1994, the Company has available approximately $212,000 of alternative minimum tax credit carryforward and $83,000 of general business tax credit carryforward which can be utilized to offset regular tax liability in future years. These amounts have been recorded as deferred tax assets as of June 30, 1994.

       **   Deductible temporary differences are the result of differences between the book and tax bases of deferred rent, inventory, accrued vacation and provision for bad debt.


            Effective July 1, 1994, the Company will be included in the consolidated tax return of its parent company, General Business Forms, Inc.

                            COLOR GRAPHICS, INC.
                       NOTES TO FINANCIAL STATEMENTS



10.  OPERATING LEASES

             The Company leases its plant and office facilities through two noncancellable operating leases expiring during 1998 and 1999. The future minimum rental payments required under these leases as of June 30, 1994, are as follows:


                 Years Ending June 30,
                 ---------------------

                         1995                   $  526,000
                         1996                      526,000
                         1997                      526,000
                         1998                      428,000
                         1999                       22,000
                                                ----------

                                                $2,028,000
                                                ==========

             Rent expense under these leases, which is recorded using the straight-line method, amounted to $589,000 and $586,000 for the years ended June 30, 1994 and 1993, respectively.

             The leases require the Company to pay for insurance, operating expenses and a portion of the real estate taxes.

             The Moorestown plan lease is guaranteed by General Business Forms, Inc. (Parent Company).


11.  RELATED PARTY TRANSACTIONS

             Cost of sales includes purchases from the parent company totalling $2,131,000 and $3,176,000 for the years ended June 30, 1994 and 1993, respectively.

             Trade accounts payable to the parent company amounted to $326,000 and $462,000 as of June 30, 1994 and 1993, respectively.

                             COLOR GRAPHICS, INC.
                         NOTES TO FINANCIAL STATEMENTS



12.  OTHER ASSETS

        Other assets consist of the following as of June 30, 1994 and 1993:

                                                              1994        1993
                                                            --------    --------

  Customer accounts receivable, non-current                 $   -       $101,419

  Software and trademark, net of accumulated
   amortization of $77,431 in 1994 and
    $70,693 in 1993                                            5,425      12,163

  Cash surrender value of life insurance                     203,032     190,053

  Deposits                                                    95,456      61,036

  Loan proceeds held in trust (Note 6)                          -         23,839

  Loan acquisition costs, net of accumulated
   amortization of $46,610 in 1994 and
    $34,178 in 1993                                          102,512     114,944

  Life insurance surrender charges, net of
   accumulated amortization of $44,000 in
    1994 and $27,500 in 1993                                 102,997     137,497

  Lease refinancing charges (Note 7)                          52,386      78,579
                                                            --------    --------
                                                            $579,808    $719,530
                                                            ========    ========

13.  OTHER INCOME (EXPENSE)

                Other income (expense) consists of the following for the years ended June 30, 1994 and 1993:



                                                              1994        1993
                                                            --------    --------

  Gain on sale of property, plant and
    equipment                                               $ 17,250    $   -
  Miscellaneous income                                       153,612     124,018
  Interest income                                              1,842       2,363
  Interest expense                                         ( 448,876)  ( 515,761)
  Profit sharing contribution                              ( 295,000)       -
                                                            --------    --------
                                                           ($571,172)  ($389,380)
                                                            ========    ========


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

                             COLOR GRAPHICS, INC.
                         NOTES TO FINANCIAL STATEMENTS



14.  OPERATIONS AND CREDIT RISK

                The Company is engaged in printing materials for direct mail distribution for companies throughout the United States. The Company performs credit checks of its customers and requires no collateral. Sales to one major customer accounted for 35% of total net sales for the fiscal year ended June 30, 1994 and 42% of total accounts receivable as of June 30, 1994.

15.  NON-RECURRING ITEMS

                The following non-recurring expenses were incurred during the fiscal year ended June 30, 1993:

                Medical expenses                $ 85,704*

                Consulting fees                   71,340**
                                                --------

                                                $157,044
                                                ========

     * Represents assessment after the Company's withdrawal from the parent company's self-insured health insurance plan.

     ** Represents payments made to consultants for preparation of a business plan.

16.  FISCAL YEAR

                Effective July 1, 1994, the Company changed its fiscal year-end to September 30 and its financial position and results of operations will be included in the consolidated financial statements of its parent company, General Business Forms, Inc.



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